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                                                                     EXHIBIT 8.1

[AN OPINION SUBSTANTIALLY IN THE FORM BELOW WILL BE DELIVERED
AT CLOSING OF THE TRANSACTION DESCRIBED HEREIN, ASSUMING NO
MATERIAL CHANGE IN THE FACTS OR LAW UPON WHICH SUCH OPINION IS
BASED]

                    [Letterhead of Duane, Morris & Heckscher LLP]



                                 [Date]



PMA Capital Corporation
1735 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103-7590

Dear Ladies and Gentlemen:

     We have acted as counsel to PMA Capital Corporation, a Pennsylvania corporation ("PMA Capital"), and PMC Capital I, a Delaware statutory business trust (the "Trust"), in connection with the proposed offering by the Trust of its Capital Securities, Series A (the "Capital Securities") as described in the Registration Statement on Form S-1 (the "Registration Statement"), filed by PMA Capital and the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Preliminary Prospectus (the "Prospectus") of PMA Capital and the Trust. Capitalized terms not defined herein have the meanings specified in the Prospectus.

     In rendering the opinions expressed below, we have examined the Prospectus and such other documents as we have deemed relevant and necessary, including, without limitation, the Form of Amended and Restated Trust Agreement, the Form of Indenture and the Form of Guarantee Agreement, attached as Exhibits to the Registration Statement. Such opinions are conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectus as of the date hereof and the continuing accuracy and completeness thereof as of the date of the issuance of the Capital Securities. We have assumed that the transactions contemplated by the Prospectus and such other documents will occur as provided therein and that there will be no material change to the Prospectus or any of such other documents between the date hereof and the date of the issuance of the Capital Securities.
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     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have also assumed that all obligations imposed by such documents on the parties thereto are or will be enforceable, and have been or will be performed or satisfied in accordance with their terms.

     In rendering the opinions expressed below, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinions stated herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) Under current law, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of PMA Capital;

     (2) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and

     (3) The discussion set forth in the Prospectus under the caption "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is our opinion of the material federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, based upon current law and the assumptions stated or referred to therein.

     We assume no obligation to update or supplement this letter to reflect any facts or circumstance which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                   Very truly yours,



                                   DUANE, MORRIS & HECKSCHER LLP